                   MATERIAL TRANSFER AND SCREENING AGREEMENT

     This Agreement, effective as of the date last written below, is between ArQule, Inc. ("ArQule") and Cubist Pharmaceuticals, Inc. ("Recipient").

     1.  Payment of Screening Fee:  Recipient agrees to pay ArQule a screening
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fee in the amount of $0 plus any applicable sales tax.  Please make check payable to "ArQule, Inc."

     2.  Screening of Compound Array:  Within N/A days after receiving payment
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of the $0 screening fee and an executed original of this Agreement, ArQule will send to Recipient one sample of ArQule Mapping Array (the "Compound Array"), consisting of up to 100,000 small organic compounds ("Compounds") in the following format: one Compound per well, 80 Compounds per plate, 10mm of each Compound in 50ul of DMSO.

     ArQule grants Recipient a nonexclusive, worldwide license (without the right to sublicense or subcontract screening) to screen the Compound Array using any proprietary assays selected by Recipient in the field of human therapeutics (the "Field").

     3.   Available of License:  If Recipient detects activity in one or more
          --------------------
Compounds during the term of this Agreement, and ArQule agrees to enter into license negotiations with the Recipient, the following procedures shall apply:

          (a) Upon execution of a mutually acceptable confidential disclosure agreement (the "CDA") between ArQule and Recipient. Recipient shall disclose to ArQule the array plate number and well number of any Compound(s) exhibiting confirmed significant activity (the "Active Compound(s)") and the identity of the merger(s) (the "Target(s)").

          (b) If any Active Compounds have previously been committed on a third party or to an internal ArQule program, Recipient shall have no rights in or to such Active Compound(s). In all other cases, ArQule shall disclose to Recipient the chemical composition and theoretical structure of the Active Compound(s), subject to the CDA, and Recipient shall have a right of first negotiation to obtain a license in the Field (the "Negotiation Right"), in accordance with the procedures set forth below.
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                                      -2-

          (c) If the parties are unable to negotiate and execute a mutually acceptable research collaboration agreement within sixty (60) days after the date upon which Recipient exercised the Negotiation Right, ArQule shall have the right to license the Active Compound(s) to any third party for use both within and outside the Field, subject to any non-disclosure and non-use restrictions provided in the CDA.

     4.  Use and Transfer Restrictions:  Recipient acknowledges and agrees that
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the Compounds (including without limitation all Active Compounds) and the
Compound Array are proprietary to and owned by ArQule and are or may be covered by claims of U.S. and international patents or patent applications of ArQule. Recipient agrees to use the Compounds only for the purposes set forth in this Agreement. Recipient agrees (i) not to transfer such Compounds to any third party without the prior written consent of ArQule, (ii) to permit access to the Compounds only to its employees and consultants requiring such access, (iii) to inform such employees and consultants of the proprietary nature of the Compounds, and (iv) to take reasonable precautions, at least as stringent as those observed by Recipient to protect its own proprietary materials, to ensure that such employees and consultants observe the obligations of Recipient pursuant to this Section. Upon the expiration or termination of this Agreement. Recipient shall, at the instruction of ArQule, either destroy or return any unused Compounds.

     5.  Compliance with Laws.  Recipient agrees to comply with all federal
         --------------------
and local laws and regulations applicable to the use, storage, disposal, and transfer of the Compounds, including without limitation the Toxic Substances Control Act (15 USC 2601 et seq.) and implementing regulations (in particular,
                         ------
40 CPR 720.36 (Research and Development Exemption), the Food, Drug, and Cosmetic Act (21 USC 301 et seq.) and implementing regulations, and all Export
                ------
Administration Regulations of the Department of Commerce. Recipient assumes sole responsibility for any violation of such laws or regulations by Recipient or any of tax affiliates or sublicensees.

     6.  Termination:  This Agreement shall commence on the date last written
         -----------
below and continue for a period of six (6) months. Sections 3 (paragraph (c) only), 4, 5, 8 and 9, shall survive termination of this Agreement.

     7.  No Warranties:  Any Compounds delivered pursuant to this Agreement are
         -------------
understood to be experimental in nature and may have hazardous properties. The Recipient should assume that the compounds
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                                      -3-

are dangerous and should use appropriate precautions. ARQULE MAKES NO REPRESENTATIONS, AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE COMPOUNDS. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE COMPOUNDS WILL NOT INFRINGE ANY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHTS OF A THIRD PARTY.

     8.  Indemnification:  Recipient assumes all liability for, and agrees to
         ---------------
indemnify, defend, and hold harmless ArQule and its directors, officers, representatives, employees, and agents against all losses, expenses (including without limitation any legal expenses) claims, demands, damages, judgments, suits, or other actions arising from the use, storage, or disposal of the Compounds by Recipient and its affiliates and sublicensees, or from any breach of its obligations under Section 5 of this Agreement, except due to negligence on the part of ArQule.

     9.  Miscellaneous:  This Agreement shall not be assigned or otherwise
         -------------
transferred by Recipient without the prior written consent of ArQule. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts. This Agreement constitutes the entire understanding of the parties and supersedes all prior agreements, written or oral; with respect to the subject matter hereof.


ACCEPTED AND AGREED:

ArQule, Inc.


Signature:
          ------------------------------
Name:
     -----------------------------------
Title:
      ----------------------------------
Date:
     -----------------------------------

Address:
ArQule, Inc.
200 Boston Avenue, Suite 3600
Medford, MA  02155
Tel:  (800) 644-5000
Fax:  (617) 395-1225
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                                      -4-

RECIPIENT:

Signature:
          ------------------------------
Name:
     -----------------------------------
Title:
      ----------------------------------
Date:
     -----------------------------------

Shipping Address:



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